CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Putnam High Yield Trust:

We consent to the use of our reports dated October 7, 2004, incorporated in this Registration Statement by reference, to the Putnam High Yield Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                             KPMG LLP

Boston, Massachusetts
December 23, 2004